EXHIBIT 4.1

                          EXECUTION COPY

          THIRD AMENDMENT TO CREDIT AGREEMENT AND ACKNOWLEDGEMENT
          -------------------------------------------------------

          THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND
ACKNOWLEDGEMENT (this "Amendment"), dated as of July 20, 1995, is
                       ---------
by and between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a
                  -------
Delaware corporation (the "Parent Guarantor"), the various
                           ----------------
financial institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and BANKAMERICA
     -------                        ------
BUSINESS CREDIT, INC., a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders. Capitalized terms used,
               -----
but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                           W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, and the Second Amendment to Credit Agreement, dated as of March 10, 1995 (the "Credit
                                                   ------
Agreement"); and
---------
          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendments to Credit Agreement.
                      ------------------------------

     1.1  Amendment to Article I:  Definitions.
          -----------------------  -----------

          A. The definition of "Joint Venture Affiliate" contained in Section 1.1 of the Credit Agreement is hereby
             -----------
amended by inserting the phrase "Yellow River Aluminum, Yellow River Investment Company (but only at such time as Yellow River Investment Company is not a Subsidiary of the Company and is an Affiliate of the Company)" after the term "Furukawa," in the second line thereof.

          B.   The following definitions are hereby added to
Section 1.1 of the Credit Agreement in the appropriate
-----------
alphabetical order:

          "Yellow River Aluminum" means Yellow River Aluminum
           ---------------------
Industry Company, a corporation organized under the laws of the People's Republic of China.

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


          "Yellow River Investment Company" means Kaiser Yellow
           -------------------------------
River Investment Limited, a corporation organized under the laws of Bermuda.

     1.2  Amendments to Article IX:  Covenants.
          ------------------------------------

          A.   Clause (b)(ii) of Section 9.2.2 of the Credit
               --------------    -------------
Agreement is hereby amended by (i) adding the phrase "or Yellow River Investment Company" after the term "KAAC" in the first parenthetical contained in clause (A) thereof; (ii) adding the
                           ----------
phrase "(other than Yellow River Investment Company)" after the phrase "Subsidiary of the Company" contained in clause (B)
                                                ----------
thereof; and (iii) adding the phrase "(other than Yellow River Investment Company)" after the phrase "Subsidiary of the Company" the first time it appears in clause (C) thereof.
                             ----------

          B.   Section 9.2.2 of the Credit Agreement is hereby
               -------------
amended by adding the phrase "Yellow River Investment Company," after the term "AJI," in the parenthetical contained in clause
                                                        ------
(b)(xvii) thereof.
---------

          C.   Section 9.2.2 of the Credit Agreement is hereby
               -------------
further amended by (i) deleting the word "and" at the end of clause (b)(xvi) thereof; and (ii) adding the following as new
---------------
clause (b)(xviii) thereof:
-----------------

          "(xviii) Indebtedness of Yellow River Investment
Company to the Company in an aggregate principal amount not to exceed $2,000,000 outstanding at any one time; and"

          D.   Clause (e) of Section 9.2.5 of the Credit
               -----------   -------------
Agreement is hereby amended by adding the phrase "and other than Investments in Yellow River Investment Company" at the end of the parenthetical contained therein.

          E.   Clause (n) of Section 9.2.5 of the Credit
               ----------    -------------
Agreement is hereby amended by adding the phrase ", Yellow River
Investment Company or Yellow River Aluminum" after the term
"MAXXAM" at the end of the parenthetical contained therein.

          F.   Clause (o) of Section 9.2.5 of the Credit
               ----------    -------------
Agreement is hereby amended by adding the phrase "(other than Yellow River Investment Company and Yellow River Aluminum)" after the term "Joint Venture Affiliates" the first time it appears therein.

          G.   Section 9.2.5 of the Credit Agreement is hereby
               -------------
amended by (i) deleting the word "and" at the end of clause (o)
                                                     ----------
thereof; (ii) deleting the period at the end of clause (p)
                                                ----------
thereof and substituting the phrase "; and" therefor; and (iii) adding the following as new clauses (q) and (r) thereof:
                            -----------     ---

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

          "(q) Investments by Company in Yellow River Investment Company in an amount not to exceed $32,000,000 (less any Indebtedness outstanding under Section 9.2.2(b)(xviii)) in the
                               ------------------------
aggregate at any time outstanding and Investments by Yellow River Investment Company in Yellow River Aluminum in an amount not to exceed $32,000,000 in the aggregate at any time outstanding.

          "(r) Indebtedness which is an Investment permitted by
clause (b)(xviii) of Section 9.2.2."
       ----------    -------------

          H.   Section 9.2.18 of the Credit Agreement is hereby
               --------------
amended by amending clause (vi) thereof to read in its entirety
                    -----------
as follows:

          "(vi) Investments permitted by Sections 9.2.5(f),
                                         -----------------
9.2.5(n), 9.2.5(o), 9.2.5(q) and 9.2.5(r); and"
--------  --------  --------     --------

          Section 2.  Amendments to Collateral Documents.
                      ----------------------------------

          The parties agree that, as of the Third Amendment
Effective Date, the Company Pledge Agreement shall be amended as set forth in Exhibit B hereto.

          Section 3.  Acknowledgement.
                      ---------------

          Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby acknowledge that the agreement by the Company and Yellow River Investment Company to invest up to approximately $61,000,000 in Yellow River Aluminum by making installment payments in the form of (i) one or more cash payments of up to approximately $10,000,000 on or about July 21, 1995 and
(ii) one or more cash payments of up to approximately $51,000,000 due on or about January 21, 1996 does not constitute "Indebtedness" for purposes of the Credit Agreement.

          Section 4.  Conditions to Effectiveness.
                      ---------------------------

          This Amendment shall become effective as of the date
hereof (the "Third Amendment Effective Date") only when the
             ------------------------------
following conditions shall have been met and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company, the Agent and each Lender:

          A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent), together with counterparts of the Second Amendment to Company Pledge Agreement, dated as of July 20, 1995, between Company and Agent and a Pledge Amendment to the Company Pledge Agreement with respect to a portion of the stock of Yellow River Investment Company (collectively, the "Pledge Amendments") duly executed on
                            -----------------
behalf of the Company and the Agent.

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment and the Pledge Amendments, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment and the Pledge Amendments;

               (3)  Certified copies of Yellow River Investment
Company's Articles of Incorporation;

               (4)  Copies of Yellow River Investment Company's
Bylaws, certified as of the date of delivery to Agent by its corporate secretary or an assistant secretary;

               (5) For each Lender an opinion, addressed to the Agent and each Lender, from Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, in substantially the form of Exhibit A attached hereto, with such changes therein as shall be satisfactory to the Agent; and

               (6) Such other information approvals, opinions, documents, or instruments as the Agent may reasonably request.

          Section 5.  Conditions Subsequent.
                      ---------------------

          On or prior to August 17, 1995, the Agent shall have received:

          A. Stock certificates evidencing 65% of the issued and outstanding shares of capital stock of Yellow River Investment Company, accompanied by undated stock powers duly executed in blank, together with any other documents required to create an enforceable pledge of 65% of the shares of Yellow River Investment Company under the laws of Bermuda; and

          B. For each Lender an opinion, addressed to the Agent and each Lender, from the Company's counsel in Bermuda, in form and substance satisfactory to Agent, with respect to the perfection of Lenders' security interest in 65% of the shares of Yellow River Investment Company.

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

          Section 6.  Company's Representations and Warranties.
                      ----------------------------------------

          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement and the other Loan Documents in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Third Amendment Effective Date after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and
                        -----------------
the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

               (1)  contravene such Obligor's Organic Documents;

               (2) contravene the Indenture dated as of February 1, 1993, as amended by the First Supplemental Indenture dated May 1, 1993, between the Company, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and The First National Bank of Boston, as Trustee, or the Indenture dated as of February 17, 1994, between the Company, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and First Trust National Association, as Trustee, or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3)  result in, or require the creation or
imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the

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

legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ---------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent Guarantor other than such actions as may be required under the laws of Bermuda.

          E.   Incorporation of Representations and Warranties
               -----------------------------------------------
from Credit Agreement.  Each of the statements set forth in
---------------------
Section 7.2.1 of the Credit Agreement is true and correct.


          Section 7.  Acknowledgement and Consent.
                      ---------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the Third Amendment Effective Date, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the Third Amendment Effective Date, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the Third Amendment Effective Date, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit Support Parties",
                                        ----------------------
and the Company Collateral Documents, the Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit
                                                      ------
Support Documents".
-----------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment and the amendment of the other Loan Documents effected as of the date hereof.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 8.  Miscellaneous.
                      -------------

          A.   Reference to and Effect on the Credit Agreement
               -----------------------------------------------
and the Other Loan Documents.
----------------------------

               (1) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (2) The acknowledgement set forth above shall be limited precisely as written and relates solely to the interpretation of the definition of "Indebtedness" contained in the Credit Agreement in connection with the proposed Investment by Company and shall not be deemed to:

                    (a) constitute a waiver of compliance by Company with respect to (i) any Section of the Credit Agreement in this or in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the proposed Investment or otherwise); or

                    (b) prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

               (3)  Except as specifically amended by this
Amendment and the amendments to the other Loan Documents executed as of the date hereof, the Credit Agreement and the other Loan

Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               ------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          F.   Approval of Amendments to Loan Documents.  The
               ----------------------------------------
Required Lenders hereby approve the form of the amendment attached as an Exhibit to this Amendment and hereby authorize the Agent on their behalf to accept from the Company, and authorize the Agent to execute and deliver as Agent, the amendment to the Company Pledge Agreement in substantially the form of such Exhibit, with such changes, additions or deletions as the Agent, in its sole and absolute discretion, may approve.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION        KAISER ALUMINUM & CHEMICAL
                                     CORPORATION

By: _______________________        By:_______________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer


BANKAMERICA BUSINESS CREDIT,       BANKAMERICA BUSINESS CREDIT,
  INC., as Agent                     INC.

By: _______________________        By:________________________
Name: Michael J. Jasaitis          Name: Michael J. Jasaitis
Its: Vice President                Its: Vice President


BANK OF AMERICA NATIONAL TRUST     THE CIT GROUP/BUSINESS CREDIT,
  AND SAVINGS ASSOCIATION             INC.

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


CONGRESS FINANCIAL CORPORATION     HELLER FINANCIAL, INC.
   (WESTERN)

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


LA SALLE NATIONAL BANK             NATIONAL WESTMINSTER BANK PLC

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


TRANSAMERICA BUSINESS CREDIT       ABN AMRO BANK N.V.
   CORPORATION

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________

ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION          KAISER ALUMINUM & CHEMICAL
                                     INVESTMENT, INC.

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer

KAISER ALUMINUM PROPERTIES,        KAISER ALUMINUM TECHNICAL
   INC.                               SERVICES, INC.

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer

OXNARD FORGE DIE COMPANY, INC.     KAISER ALUMINIUM
                                             INTERNATIONAL, INC.
By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer & Treasurer
     Treasurer

KAISER ALUMINA AUSTRALIA           KAISER FINANCE CORPORATION
  CORPORATION

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer & Treasurer
     Treasurer

ALPART JAMAICA INC.                KAISER JAMAICA CORPORATION

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer & Treasurer
     Treasurer

KAISER BAUXITE COMPANY             KAISER EXPORT COMPANY

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer & Treasurer
     Treasurer

                                   EXHIBIT A


                                 July 20, 1995


BankAmerica Business Credit, Inc.,
  as Agent
Two North Lake Avenue, Suite 400
Pasadena, California  91101

     and

The Lenders Listed on Schedule A Hereto

     Re: Third Amendment to Credit Agreement (the "Third Amendment"), dated as of July 20, 1995, among
          Kaiser Aluminum & Chemical Corporation, Kaiser Aluminum Corporation, certain financial institutions, and BankAmerica Business Credit, Inc., as Agent (the "Agent")
          ----------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company"), and Kaiser Aluminum Corporation, a Delaware corporation (the "Parent Guarantor"), in connection with the Third Amendment and in connection with the Second Amendment to Company Pledge Agreement, dated as of July 20, 1995 (the "Second Pledge Amendment"), between the Company and the Agent and the Pledge Amendment, dated as of July 20, 1995, by the Company (the "Pledge Amendment" and, together with the Second Pledge Amendment, the "Pledge Amendments"). Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement, as amended by the Third Amendment. As used herein, "Credit Agreement" has the meaning ascribed thereto in the first recital of the Third Amendment.

BankAmerica Business Credit, Inc.,                          Page 2
   as Agent

   and

The Lenders Listed on Schedule A Hereto


          In rendering the opinion set forth herein, we have reviewed the Credit Agreement, the Third Amendment and the Pledge Amendments, and have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation and By-laws of the Company and the Parent Guarantor as in effect on the date hereof, and (b) such other documents, records, certificates and instruments (collectively, "Documents") as in our judgment are necessary or appropriate as the basis for the opinion expressed below.

          In our examination we have assumed the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original documents of all Documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Parent Guarantor and certificates of public officials. We also have assumed (i) the valid authorization, execution and delivery of the Third Amendment and the Pledge Amendments by the parties thereto (other than the Company and the Parent Guarantor), (ii) that each such other party has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with the corporate or other organizational power to perform its obligations thereunder, and (iii) that the Third Amendment and the Pledge Amendments constitute the legal, valid and binding obligations of each such other party, enforceable against each such other party in accordance with their respective terms (subject to qualifications and limitations similar to those set forth in clauses (a) and (b) on pages 3 and 4 of this opinion).

          Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

          1. The execution, delivery and performance by each of the Company and the Parent Guarantor of the Third Amendment and by the Company of the Pledge Amendments, and the performance by the Company and the Parent Guarantor of the Credit Agreement, as amended by the Third Amendment, and the performance by the Company of the Company Pledge Agreement (as such term is defined

BankAmerica Business Credit, Inc.,                          Page 3
   as Agent

   and

The Lenders Listed on Schedule A Hereto


in the third recital of the Second Pledge Amendment), as amended by the Pledge Amendments, are within their respective corporate powers, have been duly authorized by all necessary corporation action on the part of the Company and the Parent Guarantor, and do not:

          (a) violate the Organic Documents of the Company or the Parent Guarantor; or

          (b) violate any court decree or order of any governmental authority which, after our due inquiry, has been specifically disclosed to us by the Company or the Parent Guarantor.

          2. The Third Amendment has been duly executed and delivered by each of the Company and the Parent Guarantor and the Pledge Amendments have been duly executed and delivered by the Company.
          3. The Third Amendment constitutes the legal, valid, and binding obligation of each of the Company and the Parent Guarantor, enforceable against each of the Company and the Parent Guarantor in accordance with its terms. The Pledge Amendments constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinions set forth in paragraph 3 above are subject to the following qualifications and limitations and the other opinions set forth above are subject to the following qualifications and limitations, other than those set forth in clauses (a), (b), (c) and
(d) below:

          (a) The enforceability of the Third Amendment and the Pledge Amendments may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium, or other laws and court decisions now or hereafter in effect relating to or affecting the rights of creditors generally;

          (b) The enforceability of the Third Amendment and the Pledge Amendments is subject to the application of and may be

BankAmerica Business Credit, Inc.,                          Page 4
   as Agent

   and

The Lenders Listed on Schedule A Hereto


limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt under certain circumstances, including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order an obligor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, we express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, indemnity, submissions to jurisdiction, set off, delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Credit Agreement. In addition, we express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters arising under Federal or State securities laws;

          (c) We express no opinion as to the enforceability of the Pledge Amendments to the extent that such enforceability may be affected by the fact that, as of the date hereof, the Company (with the consent of the Required Lenders and the Agent) has not delivered to the Agent certificates for the shares referred to in the Pledge Amendment or as to the enforceability or perfection of any security interest granted pursuant to the Pledge Amendments;

          (d) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (e) We have not been requested to render, and with your permission we do not express, any opinion as to the applicability to any Loan Document or security interests of Section 548 of the Federal Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency

BankAmerica Business Credit, Inc.,                          Page 5
   as Agent

   and

The Lenders Listed on Schedule A Hereto


or transfer laws or any court decisions with respect to any of the foregoing;

          (f) Our opinion expressed herein is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America, and we do not express any opinion herein concerning any other laws. We express no opinion as to the effects (if any) of any laws of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

          The opinion expressed herein is based upon the laws in effect on the date hereof, and we assume no obligation to review or supplement this opinion should any such law be changed by legislative action, judicial decision or otherwise.

          Ezra G. Levin, a partner of our firm, is a director of the Company and the Parent Guarantor.

          This opinion is being furnished only to the addressees named above pursuant to Section 4.B.(5) of the Third Amendment and is solely for the benefit of such Persons in connection with the execution, delivery and effectiveness of the Third Amendment and the Pledge Amendments. Accordingly, this opinion may not be used, quoted, or relied upon by any other person or entity or for any other purpose without, in each instance, our express prior written consent.

                              Very truly yours,

                                   SCHEDULE A



BankAmerica Business Credit, Inc.

Bank of America National Trust
   and Savings Association

The CIT Group/Business Credit, Inc.

Congress Financial Corporation (Western)

Heller Financial, Inc.

La Salle National Bank

National Westminster Bank PLC

Transamerica Business Credit Corporation

ABN Amro N.V.

                                   EXHIBIT B

                  SECOND AMENDMENT TO COMPANY PLEDGE AGREEMENT
                  --------------------------------------------

          THIS SECOND AMENDMENT TO COMPANY PLEDGE AGREEMENT (this "Amendment"), dated as of July 20, 1995, is by and between Kaiser
 ---------
Aluminum & Chemical Corporation, a Delaware corporation (the "Pledgor"), and BankAmerica Business Credit, Inc., a Delaware
 -------
corporation, as agent for the Secured Lenders (as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns in such capacity, the "Agent").
                                                  -----
Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement.

                              W I T N E S S E T H:


          WHEREAS, the Pledgor, Kaiser Aluminum Corporation, the various financial institutions that are or may from time to time become parties to the Credit Agreement (collectively, the "Lenders"
                                                           -------
and, individually, a "Lender"), and the Agent are parties to the
                      ------
Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement dated as of July 21, 1994 and the Second Amendment to Credit Agreement dated as of March 10, 1995 (the "Credit Agreement"); and
 ----------------

          WHEREAS, as of the date hereof the Pledgor, the Parent
Guarantor, the Lenders and the Agent are entering into a Third
Amendment to Credit Agreement (the "Third Amendment"); and
                                    ---------------

          WHEREAS, the Pledgor and the Agent are parties to the
Company Pledge Agreement, dated as of February 15, 1994, as amended by the First Amendment to Company Pledge Agreement dated as of July 21, 1994 (the "Company Pledge Agreement"), and have agreed to amend the
           ------------------------
Company Pledge Agreement as herein provided; and

          WHEREAS, the Required Lenders have consented to the execution and delivery of this Amendment by the Agent;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendment to Company Pledge Agreement.
                      -------------------------------------

               A.   Section 2.1(b) of the Company Pledge Agreement is
                    --------------
hereby amended by adding the phrase "or, in the case of Yellow River Investment Company, the lesser of (i) 65% of the issued and outstanding shares of Yellow River Investment Company or (ii) the percentage of the shares of Yellow River Investment Company owned beneficially or of record by Pledgor" after the phrase "Schedule I to
                                                        ----------
the Credit Agreement" contained in the ninth line thereof.

               B.   Section 4.1(b) of the Company Pledge Agreement is
                    --------------
hereby amended by (i) adding the phrase "(other than Yellow River Investment Company)" after the phrase "Issuer of Pledged Shares" in the first line of clause (i) thereof and (ii) adding the phrase
                  ----------
"; provided, however, that the Pledgor shall only be obligated to
   --------  --------
pledge the lesser of (A) 65% of the issued and outstanding shares of capital stock of Yellow River Investment Company or (B) the percentage of the shares of capital stock of Yellow River Investment Company owned beneficially or of record by the Pledgor" at the end of clause
                                                              ------
(iii) thereof.
-----


          Section 2.  Pledgor's Representations and Warranties.
                      -----------------------------------------


          In order to induce the Agent to enter into this Amendment and to amend the Company Pledge Agreement in the manner provided herein, and to induce the Required Lenders to consent to such action by the Agent, the Pledgor represents and warrants to each Lender and the Agent that, as of the Third Amendment Effective Date (as defined in the Third Amendment) after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Pledgor and the performance of the Company Pledge Agreement as amended by this Amendment (the "Amended
                                                            -------
Agreement") by the Pledgor are within the Pledgor's corporate powers
---------
and have been duly authorized by all necessary corporate action on the part of the Pledgor.

          B.   No Conflict.  The execution and delivery by the Pledgor
               -----------
of this Amendment and the performance by the Pledgor of the Amended Agreement do not:

               (1)  contravene the Pledgor's Organic Documents;

               (2) contravene the Indenture dated as of February 1, 1993, as amended by the First Supplemental Indenture dated May 1, 1993, between the Pledgor, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and The First National Bank of Boston, as Trustee, or the Indenture dated as of February 17, 1994, between the Pledgor, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and First Trust National Association, as Trustee, or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting the Pledgor or any of its Subsidiaries; or

               (3) result in, or require the creation or imposition of, any Lien on any of the Pledgor's properties, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Pledgor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ---------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance of this Amendment by the Pledgor other than such actions as may be required under the laws of Bermuda.

          Section 3.  Miscellaneous.
                      -------------

          A.   Reference to and Effect on the Company Pledge Agreement
               -------------------------------------------------------
and the Other Loan Documents.
----------------------------

               (1) On and after the Third Amendment Effective Date, each reference in the Company Pledge Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Company Pledge Agreement, and each reference in the other Loan Documents to the "Company Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Company Pledge Agreement shall mean and be a reference to the Amended Agreement.

               (2) Except as specifically amended by this Amendment, the Company Pledge Agreement shall remain in full force and effect and is hereby ratified and confirmed.

               (3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Company Pledge
Agreement.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A
               --------------
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment are
               --------
inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Agreement may be executed by the
               ------------
parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.


KAISER ALUMINUM & CHEMICAL         BANKAMERICA BUSINESS CREDIT,
   CORPORATION                        INC., as Agent



By:__________________________      By:______________________________
Name Printed: John T. La Duc       Name Printed: Michael J. Jasaitis
Its: Vice President, Chief         Its: Vice President
     Financial Officer &
     Treasurer

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated July 20, 1995, is delivered pursuant to Section 4.2(b) of the Company Pledge Agreement referred to
            --------------
below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Company Pledge Agreement dated as of February 15, 1994, as amended through the date hereof, between the undersigned and BankAmerica Business Credit, Inc., as the Agent (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Collateral and shall secure all Secured Obligations.

                         KAISER ALUMINUM & CHEMICAL CORPORATION


                         By:___________________________________
                              Name Printed:  John T. La Duc
                              Its: Vice President, Chief Financial
                                    Officer & Treasurer




               Jurisdiction      Certificate    Number of    % of
Issuer       of Incorporation       No.(s)       Shares      Class
------       ----------------    -----------    ---------    -----

Kaiser           Bermuda              1          780,000      65%
  Yellow River
  Investment
  Limited


Debt Issuer                   Amount of Indebtedness
-----------                   ----------------------